Exhibit 99.3

INSO Corporation

Pro Forma Condensed Consolidated Balance Sheet and
Statement of Operations

(Unaudited)

Background Information

On April 23, 1998, the Company sold its
linguistic software assets to Lernout & Hauspie
Speech Products N.V. (Lernout & Hauspie) for
$19,500,000, plus an additional amount for certain receivables net of certain liabilities.
The purchase price was paid 50% in cash and 50% in the form of a note, due June 30, 1998, bearing interest at 5.5% and secured by a letter of credit issued by Banque Paribas. The note will be converted into shares of Lernout &
Hauspie common stock having a market value equal to $9,750,000 plus accrued interest assuming shares having such a value are delivered to the Company and are available for public resale before June
30, 1998. The additional consideration for the other net assets was paid in cash. Included in the assets transferred to Lernout & Hauspie are all of Inso's linguistic software products, including its proofing tools, reference works, and information management tools, the Quest database search technology, and all customer and supplier agreements related to those products.


Basis of Accompanying Unaudited Pro Forma
Condensed Consolidated Financial Statements

The pro forma financial information set forth below includes an Unaudited Pro Forma Condensed
Consolidated Balance Sheet at December 31, 1997 and an
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 1997. The
Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the sale of the linguistic software assets to Lernout & Hauspie occurred on December
31, 1997.  The Unaudited Pro Forma Condensed Consolidated
Statement of Operations for the twelve months ended December
31, 1997 gives effect to the disposition as if it had taken place on January 1, 1997.

Management believes that the assumptions used in preparing these unaudited pro forma condensed consolidated financial statements provide a reasonable basis for presenting all of the significant effects of the sale. These unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results which actually would have been obtained if the sale had been effected on the date indicated or of those results which may be achieved in the future. The adjustments in the pro forma financial information are based on available information and on certain assumptions which management believes are reasonable. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included in the Inso Corporation Annual Report on Form
10-K for the year ended December 31, 1997.


INSO Corporation

Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations

(Unaudited)


Pro Forma Adjustments

A summary of the Pro Forma Adjustments is set forth as follows:

(a) To record the cash proceeds of $9,750,000, note receivable of $9,750,000, and additional cash for certain receivables net of certain liabilities received by the Company from Lernout & Hauspie as a result of the sale.

(b) To record the disposition of the linguistic software net assets and related estimated gain on sale.

(c) To reclassify certain tax assets from deferred to current as a result of the sale.

(d) To record the Company's preliminary estimate of disposition cost, including direct expenses of the sale.

(e) To adjust for the portion of net revenue and expenses of the linguistic software assets which were sold.

(f) To adjust for the restructuring expenses recorded by the Company for the quarter ended June 30, 1997 relating to certain linguistic software products, which were disposed as part of the sale.

(g) To adjust for the in-process research and development purchased with the Quest database search technology in April 1997 which was disposed of as part of the sale.

INSO CORPORATION
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(Amounts in Thousands)


                                 INSO
                                 Historical
                                 December 31,    Pro Forma
                                 1997            Adjustments    Pro Forma
                                 ------------    -----------    ---------
ASSETS
------

Current assets:
  Cash and cash equivalents          $18,512       $12,639  a     $31,151
  Marketable securities               61,945                       61,945
  Accounts receivable, net            25,889        (4,106) b      21,783
  Income tax receivable                              4,175  c       4,175
  Note Receivable                                    9,750  a       9,750
  Other current assets                 1,817           (80) b       1,737
                                ------------     ----------     ---------
     Total current assets            108,163        22,378        130,541

Property and equipment, net            7,073          (986) b       6,087
Product development costs, net         9,015        (1,162) b       7,853
Intangible assets, net                 4,714          (946) b       3,768
Other assets, net                      3,201          (650) b       2,551
Deferred income tax benefit, net       5,917        (5,917) c           0
                                ------------     ----------      --------
TOTAL ASSETS                        $138,083       $12,717       $150,800
                                ------------     ----------      --------
                                ------------     ----------      --------

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued
   liabilites                        $3,899         $1,890  d      $5,315
                                                      (474) b
  Accrued salaries, commissions,
   and bonuses                        5,478          1,975  d       7,036
                                                      (417) b
  Acquisition related liabilities     1,482                         1,482
  Unearned revenue                    3,522            (12) b       3,510
  Royalties payable                   1,266         (1,156) b         110
  Due to Houghton Mifflin Company       396           (396) b           0
  Current income taxes payable          575           (575) c           0
  Deferred income taxes               5,987         (1,167) c       4,820
                                   --------       ---------       -------
     Total current liabilites        22,605           (332)        22,273

Commitments and contingencies

Total stockholders' equity          115,478         13,049 b      128,527
                                   --------       --------        -------
                                    115,478         13,049        128,527

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY           ---------       --------        --------
                                   $138,083        $12,717        $150,800
                                  ---------       --------        --------
                                  ---------       --------        --------

INSO CORPORATION
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(Amounts in Thousands except Per Share Amounts)

                                 INSO
                                 Historical
                                 for the
                                 Year Ended
                                 December 31,    Pro Forma
                                 1997            Adjustments      Pro Forma
                                 ------------    -----------      ---------
Net revenues                         $81,869       ($34,051) e       $47,818
Cost of revenues                       7,950         (3,550) e         4,400
                                 -----------     -----------      ----------
  Gross profit                        73,919        (30,501)          43,418

Operating expenses:
  Sales and marketing                 25,409         (1,062) e        24,347
  Product development                 22,660         (8,093) e        14,567
  General and administrative          15,774         (1,408) e        14,366
  Restructuring expenses               5,848         (5,848) f             0
  Purchased in-process research
   and development                     6,100         (3,600) g         2,500
                                  ----------     -----------      ----------
Total operating expenses              75,791        (20,011)          55,780

                                  ----------      ----------      ----------
Operating income (loss)               (1,872)       (10,490)        (12,362)

Net investment income                  4,376           (281) e        4,095
                                  ----------      ----------      ----------
Income (loss) before provision
for income taxes                       2,504        (10,771)         (8,267)

Income tax expense (benefit)           2,944         (3,985) e       (1,041)
                                  ----------      ----------      ----------
Net (loss) income                      ($440)       ($6,786)         ($7,226)
                                  ----------      -----------     ----------
                                  ----------      -----------     ----------

(Loss) earnings per common share      ($0.03)                        ($0.50)
                                  ----------                      ----------
                                  ----------                      ----------

Shares utilized in calculation of
  loss per common share               14,362                         14,362

(Loss) earnings per common share-
  assuming dilution                   ($0.03)                        ($0.50)
                                  ----------                      ---------
                                  ----------                      ---------

Shares utilized in calculation of
loss per common share- assuming
 dilution                             14,362                         14,362


